Exhibit 23.1

Watson Laboratories Caribe, Inc.

Banco Popular De Puerto Rico Master Defined Contribution

Retirement Plan

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-102285) of Watson Laboratories Caribe, Inc., Banco Popular De Puerto Rico Master Defined Contribution Retirement Plan of our report dated June 25, 2004 relating to the financial statements of the Watson Laboratories Caribe, Inc., Banco Popular De Puerto Rico Master Defined Contribution Retirement Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Orange County, California
June 28, 2004